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                                                                   EXHIBIT 10.28


                      AMENDMENT NO. 1 TO LICENSE AGREEMENT


        This Amendment No. 1 to License Agreement (this "Amendment"), dated as of January 1, 1997, is entered into by and between Health Research, Inc. ("HRI"), and Corixa Corporation ("Corixa").

                                    RECITALS

A. HRI and Corixa are parties to that certain Agreement for Collaborative Research with Commercial Sponsors, dated as of March 1, 1995, as amended January 1, 1997 (the "Research Agreement"), pursuant to which Corixa is funding SCID Mouse Model research being performed at HRI in the laboratory of Dr. Betsy Repasky (the "Research"), in connection with which Research Corixa employees may make inventive contributions resulting in joint inventions of the parties.

B. HRI and Corixa are parties to that certain License Agreement, dated November 20, 1995, pursuant to which HRI has granted Corixa an exclusive license to the SCID Mouse Model technology, including but not limited to results of the Research (the "License Agreement") and during the period following execution of the License Agreement third parties have contacted HRI regarding access to the SCID Mouse Model.

D. HRI and Corixa desire to amend the License Agreement to address the parties' rights in joint inventions and to provide a method for responding to third parties interested in access to the SCID Mouse Model.

NOW THEREFORE, the parties hereto agree to amend the License Agreement as follows:

                                    AGREEMENT

1.      JOINT INVENTIONS

Section 7.1 of the License Agreement shall be replaced in its entirety with the following:

        Title to all patents and patent applications covering sole inventions of HRI shall be in the name of HRI. Title to all patents and patent applications covering joint inventions of LICENSEE and HRI that are developments of or improvements to the INVENTION ("JOINT INVENTIONS"), shall be in the name of HRI and LICENSEE and LICENSEE hereby grants to HRI an exclusive, worldwide, royalty-free license to all of LICENSEE's rights in and to JOINT INVENTIONS. JOINT INVENTIONS shall be deemed to be a part of the INVENTION and the patents and patent applications covering JOINT INVENTIONS shall be deemed to be a part of the LICENSED PATENT RIGHT.

2.      THIRD PARTY ACCESS TO THE INVENTION

2.1     Section 2.2.1 shall be amended by inserting after "organizations":

        , provided, however, that, subject to the rights of the U.S. government, HRI shall retain all rights to inventions related to the INVENTION that are conceived or reduced to practice during such funded research.


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2.2     A new Section 2.2.2 shall be added to the License Agreement as follows:

        2.2.2 HRI shall promptly inform LICENSEE of any oral or written third party communication regarding rights to the INVENTION, including but not limited to, proposals to sponsor research involving the INVENTION and requests for biological materials related to the INVENTION. HRI and LICENSEE shall then discuss in good faith how to handle such communication, including, for example, whether HRI shall inform such third party of LICENSEE's exclusive rights to the INVENTION or direct such third party to contact LICENSEE directly regarding rights to the INVENTION.

3.      REMAINDER OF LICENSE AGREEMENT

Except as amended hereby, the License Agreement shall remain in full force and effect in accordance with its terms.

4.      GOVERNING LAW

The laws of the United States of America and the State of New York shall govern the interpretation and performance of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Health Research, Inc.                       Corixa Corporation



/s/ MICHAEL DELELLIS                        /s/ MARK MCDADE
---------------------------------           ------------------------------------
Michael DeLellis                            Mark McDade
Director of Operations                      Chief Operating Officer